Certain confidential information contained in this document, marked by “[***]”, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

FIRST AMENDMENT
TO
CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is entered into as of July 26, 2024, by and among loanDepot FA Agency MSR, LLC, as borrower (“Borrower”), loanDepot.com, LLC, as guarantor (“Guarantor”), the financial institutions that may from time to time become parties hereto (each such financial institution, a “Lender” and collectively, the “Lenders”) and GOLDMAN SACHS BANK USA, as administrative agent (the “Administrative Agent”).
WHEREAS, the Borrower, the Guarantor, the Administrative Agent and Goldman Sachs Bank USA, as the initial lender (the “Initial Lender”) have entered into that certain Credit Agreement, dated as of December 15, 2023 (the “Existing Credit Agreement”); and
WHEREAS, the Borrower, the Guarantor, the Administrative Agent and the Initial Lender have agreed to amend the Existing Credit Agreement to, among other things, extend the maturity date of the facility (the Existing Credit Agreement, as amended by this Amendment, being referred to herein as the “Amended Credit Agreement”);
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:
1.Definitions and Construction. Unless otherwise defined or provided herein, capitalized terms used herein have the respective meanings attributed thereto in, or by reference in, the Amended Credit Agreement. The rules of construction in Article I of the Amended Credit Agreement shall apply mutatis mutandis to this Amendment.
2.Amendment to the Existing Credit Agreement. Upon satisfaction of the conditions set forth in Section 3 hereof, the parties hereto hereby agree that Section 1.1 of the Existing Credit Agreement is hereby amended to:
(a)Amend the definitions of “Aggregate Commitment Amount,” “Aggregate Facility Amount,” “Availability Period End Date,” “Fee Letters,” and “Minimum Utilization Fee Payment Date” in their entireties to read as follows:
“Aggregate Commitment Amount” shall mean at any time, the sum of the amount of the Commitments then in effect. The Aggregate Commitment Amount as of July 26, 2024 shall be equal to $250,000,000.
“Aggregate Facility Amount” shall mean $450,000,000.
“Availability Period End Date” shall mean the earlier of (a) the date the Obligations are accelerated pursuant to the terms of this Agreement and (b) August 29, 2024, as such date shall be automatically extended to January 28, 2025 on the Fannie Mae AA Amendment Date.
“Fee Letters” shall mean the Agency Fee Letter, the Administrative Agent Fee Letter and any other fee letter entered into from time to time between Administrative
768553665 23733713

Agent and/or any Lender on the one hand and one or more of Borrower and/or Guarantor on the other hand.
“Minimum Utilization Fee Payment Date” shall mean the September 20, 2024 Monthly Payment Date and each sixth Monthly Payment Date thereafter until the end of the Availability Period and, if applicable, the Monthly Payment Date immediately following the end of the Availability Period.
(b)Add the following new definition in proper alphabetical order:
“Fannie Mae AA Amendment Date” means the date the conditions set forth in Section 5 of the First Amendment to Credit Agreement, dated as of July 26, 2024 among the Borrower, the Guarantor, the Lender and the Administrative Agent, are met.
3.Amendment to the Existing Credit Agreement. Upon satisfaction of the conditions set forth in Section 3 hereof, the parties hereto hereby agree that Section 1.1 of the Existing Credit Agreement is hereby amended to amend the definitions of “Additional Principal Amortization Amount” and “Maturity Date” in their entirety to read as follows:
“Additional Principal Amortization Amount” shall mean for each Monthly Payment Date occurring on or after Availability Period End Date, an amount equal to the quotient of (a) the Advances outstanding on the Availability Period End Date divided by (b) (i) for the first six Additional Principal Amortization Dates, [***]% and (ii) for each Additional Principal Amortization Date thereafter, [***]%.
“Maturity Date” shall mean earlier of (a) January 28, 2026 and (b) the date the Obligations are accelerated pursuant to the terms of this Agreement.
4.Conditions to Effectiveness. This Amendment (other than Section 3) shall be effective as of the date first above written upon the Administrative Agent’s receipt of each of the following on or prior to the date of this Amendment:
(a)Transaction Documents. Counterparts of this Amendment and the amendment to the Agency Fee Letter executed by the Loan Parties, the Administrative Agent and the Initial Lender.
(b)Certificate. A certificate of the secretary or assistant secretary (or similar officer) of each Loan Party in form and substance acceptable to Administrative Agent (i) attaching resolutions approving this Amendment (either specifically or by general resolution) and (ii) certifying that none of such Loan Party’s certificate of incorporation or formation, bylaws, limited liability company agreement or other operating agreement (as the case may be) (or equivalency constitutional documents) have been amended, supplemented or otherwise modified since December 15, 2023 or, if so, attaching true, complete and correct copies of any such amendment, supplement or modification.
(c)Opinion Letter. Legal opinions of counsel to the Loan Parties in form and substance satisfactory to Administrative Agent and its counsel.
(d)Fees. Receipt of payment in full of all fees and expenses which are due and payable to the Administrative Agent or a Lender on or before such date.

768553665 23733713

5.Conditions to Effectiveness of Section 3. Section 3 of this Amendment shall be effective written upon the Administrative Agent’s receipt of each of the following:
(a)Acknowledgement Agreement Amendment. Counterparts of an amendment or amendment and restatement of the Fannie Mae Acknowledgment Agreement, in form and substance reasonably satisfactory to the Administrative Agent and executed by the Borrower and the Administrative Agent pursuant to which Fannie Mae agrees to extend the “Stop-Loss Cap Period” (under and as defined in the Fannie Mae Acknowledgment Agreement) to be a period beginning on the Effective Date and terminating on January 28, 2026.
(b)Fees. Receipt of payment in full of all fees and expenses which are due and payable to the Administrative Agent or a Lender on or before such date.
6.Certain Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the each of the Loan Parties represents and warrants to the Administrative Agent and each Lender as of the date hereof, as follows:
(a)Authorization. It has the power and authority to execute and deliver this Amendment and perform its obligations under the Amended Credit Agreement. It has taken all necessary action to authorize its execution and delivery of this Amendment and performance of the Amended Credit Agreement.
(b)Consents. No consent, approval or authorization of, or declaration or filing with, any governmental authority, and no consent of any other Person, is required in connection with its execution and delivery of this Amendment and performance of the Amended Credit Agreement except for those already obtained.
(c)Execution. This Amendment has been duly executed and delivered by it and the Amended Credit Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(d)Representations and Warranties. All of the representations and warranties of the Loan Parties contained in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except to the extent (x) such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date and (y) any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date hereof.
(e)No Event of Default; No Potential Event of Default. No Potential Event of Default or Event of Default has occurred and is continuing.
(f)No Borrowing Base Deficiency. No Borrowing Base Deficiency exists.
7.Reference to, and Effect on, the Credit Agreement and the Transaction Documents.

768553665 23733713

(a)This Amendment constitutes a Transaction Document for all purposes of, or in connection with, the Amended Credit Agreement and the other Transaction Documents.
(b)Except as expressly set forth herein, all of the terms, conditions and covenants of the Existing Credit Agreement and the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect in accordance with its terms.
(c)On and after the effectiveness of this Amendment, each reference in the Amended Credit Agreement to “this Agreement”, “this Credit Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement, and each reference in each of the other Transaction Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement as amended by this Amendment.
(d)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of or amendment to, any right, power or remedy of the Administrative Agent under, nor constitute a waiver of or amendment to, any other provision of, the Amended Credit Agreement or any other Transaction Document.
8.Miscellaneous. The provisions of Section 10.9 (Governing Law), Section 10.10 (Jurisdiction) and Section 10.11 (Waiver of Jury Trial) of the Credit Agreement are incorporated into this Amendment as if fully set forth herein, mutatis mutandis.
9.Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.
10.Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
11.Section Headings. All Section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Amendment.
12.General. This Amendment shall be binding on and shall inure to the benefit of the Borrower, the Guarantor, the Administrative Agent, the Lenders and their respective successors and permitted assigns under the Transaction Documents.
13.Execution. This Amendment may be executed in any number of counterparts and by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
(Signature pages follow)

768553665 23733713

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement be executed by their respective officers thereunto duly authorized, as of the date first above written.
LOANDEPOT FA AGENCY MSR, LLC,
as Borrower

By:        /s/ David Hayes
Name: David Hayes
Title: President

LOANDEPOT.COM, LLC, as Guarantor
By:/s/ David Hayes
Name: David Hayes
Title: CFO

768553665 23733713

GOLDMAN SACHS BANK USA, as Administrative Agent
By:    /s/ Joseph Grathwohl
Name: Joseph Grathwohl
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as Lender
By:    /s/ Joseph Grathwohl
Name: Joseph Grathwohl
Title: Authorized Signatory

768553665 23733713